TIAA Retirement Annuity Accounts

Exhibit 99.1

TIAA Real Estate Account

Real Estate

As of 9/30/2021

Portfolio Net Assets	Inception Date	Symbol	Estimated Annual Expenses[1,2]
$26.3 Billion	10/02/1995	QREARX	0.87%

Investment Description

The Account seeks to generate favorable total returns primarily through the rental income and appreciation of a diversified portfolio of directly held, private real estate investments and real estate-related investments while offering guaranteed, daily liquidity. The Account intends to have between 75% and 85% of its net assets invested directly in real estate or real estate–related investments with the goal of producing favorable long-term returns primarily through rental income and appreciation. The remainder of its investments will be invested in liquid, fixed-income investments.

Learn More

For more information please contact:
800-842-2252
Weekdays, *8 a.m. to 10 p.m. (ET)*,
or visit **TIAA.org**

Performance

	Total Return		Average Annual Total Return				
	QTD	YTD	1 Year	3 Years	5 Years	10 Years	Since Inception
TIAA Real Estate Account	4.79%	11.25%	11.90%	5.52%	5.21%	7.24%	6.22%

The returns quoted represent past performance, which is no guarantee of future results. Returns and the principal value of your investment will fluctuate. Current performance may be higher or lower than that shown, and you may have a gain or a loss when you redeem your accumulation units. For current performance information, including performance to the most recent month-end, please visit TIAA.org, or call 800-842-2252. Performance may reflect waivers or reimbursements of certain expenses. Absent these waivers or reimbursement arrangements, performance may be lower.

[1] The total annual expense deduction, which includes investment management, administration, and distribution expenses, mortality and expense risk charges, and the liquidity guarantee, is estimated each year based on projected expense and asset levels. Differences between actual expenses and the estimate are adjusted quarterly and are reflected in current investment results. Historically, adjustments have been small.

[2] The Account's total annual expense deduction appears in the Account's prospectus, and may be different than that shown herein due to rounding. Please refer to the prospectus for further details.

Hypothetical Growth of $10,000

The chart illustrates the performance of a hypothetical $10,000 investment on September 30, 2011 and redeemed on September 30, 2021.

— TIAA Real Estate Account $20,119


$21,500
$16,500
$11,500
$6,500
$1,500
9/11
3/13
9/14
3/16
9/17
3/19
9/20
9/21

The total returns are not adjusted to reflect sales charges, the effects of taxation or redemption fees, but are adjusted to reflect actual ongoing expenses, and assume reinvestment of dividends and capital gains, net of all recurring costs.

Properties by Type (As of 9/30/2021)

	% of Real Estate Investments[3,4]
Office	36.4
Apartment	25.1
Retail	19.7
Industrial	15.3
Other	3.5

Properties by Region (As of 9/30/2021)

	% of Real Estate Investments[3]
West	40.2
East	30.2
South	26.6
Midwest	3.0

[3] Wholly owned properties are represented at fair value and gross of any debt, while joint venture properties are represented at the net equity value.

[4] Other properties represents interests in Storage Portfolio investments, a hotel investment and land.

Please refer to the next page for important disclosure information.

TIAA Retirement Annuity Accounts TIAA Real Estate Account Real Estate As of 9/30/2021 Continued on next page… Portfolio Composition (As of 9/30/21) Investments by Type % of Net Assets Real Estate Properties (Net Of Debt) 57.6% Real Estate Joint Ventures 26.8% Marketable Securities - Other 6.7% Loans Receivable (Net Of Debt) 5.2% Real Estate Funds 2.5% Real Estate Operating Business 1.1% Other (Net Receivable/Liability) 0.1% Top 10 Holdings 5 (As of 9/30/21) % of Total Investments 6 Simpson Housing Portfolio 3.3% Fashion Show 3.1% 1001 Pennsylvania Avenue 2.6% The Florida Mall 2.3% Ontario Industrial Portfolio 2.2% Colorado Center 1.9% 99 High Street 1.7% Lincoln Centre 1.7% 701 Brickell Avenue 1.5% Four Oaks Place 1.3% Total 21.6% Market Recap Economic Overview and Outlook Global growth is slowing from its fastest pace in decades as the Delta variant disrupts the recovery, governments gradually withdraw stimulus, and policy risks multiply. Additionally, while the global economy remains in an early stage of recovery, market valuations across asset classes have risen to or exceeded their peaks from late in the last cycle. However, despite these risks, our outlook remains upbeat as economies reopen and more workers return to jobs, allowing companies to ramp up production and restock inventories. U.S. GDP is projected to increase by 3.9% quarter-over- quarter (seasonally adjusted annualized rate) in Q3 2021 and 5.3% year-over-year, a lower rate than previous quarters as the economy has now fully recovered from the COVID-19 pandemic. The U.S. labor market has restored almost 17.4 million of the 21 million jobs lost at the beginning of the pandemic, as measured by nonfarm employment, bringing the unemployment rate to 4.8% as of September 2021. The economy is projected to gain 1.65 million jobs in Q3 2021, according to the nonfarm payroll measurement from the U.S. Bureau of Labor Statistics. As of September 30, 2021, the 7-day averages of COVID-19 cases and deaths, 111,400 and 1,900, respectively (according to the CDC), have increased recently due to the spread of the Delta variant of COVID-19. However, these numbers are lower than their January 2021 highs, 256,000 and 3,500, decreasing due to increased vaccination rates. As of September 30, 214 million American adults have received at least one dose of the COVID-19 vaccine. Mitigation strategies have almost entirely been rolled back in most states, though some strategies remain in place to control the spread of the Delta variant of COVID-19. Economic stimulus policies are largely tapped out in the U.S., though the effects of income support provisions in the American Rescue Plan endure in the form of higher savings rates and increased household net worth. The global economic cycle is still young, with possibly years of solid growth ahead. Unemployment rates are falling rapidly as workers return to jobs, and global inventories are being frantically restocked as producers catch up to the surprising demand surge during the first half of the year. Residential and commercial real estate construction is cycling back up after a wobbly spring. Financial conditions are still quite loose thanks to easy monetary policy. Most importantly, consumers have emerged from the pandemic with high levels of savings and unusually strong balance sheets. However, prices across most financial markets have snapped back to their pre- pandemic valuations. Some assets like global equities and credit are even more expensive than before the pandemic. The peak for global growth, including the world's largest economies, is now firmly in the rearview mirror, providing less of a macroeconomic tailwind. The Delta variant of COVID-19 has exacerbated the slowdowns already underway in the U.S. and Europe. More importantly, it has delayed reopening in Asia and Latin America, where vaccinations have only recently increased. But Delta is not the primary factor driving down growth rates. Government stimulus played a large role in sustaining household incomes and spending throughout 2020 and into 2021. In the U.S., for example, individual tax credits enacted as part of the CARES Act were responsible for a nearly 7% net swing in income growth last year. Moving forward, we expect fiscal policy to weigh on growth. The U.S. has borrowed almost $6 trillion since March 2020. Even the most ambitious versions of the spending bills currently circulating through Congress would only maintain a fraction of that borrowing rate. Much of the new spending seems likely to be offset by tax increases and other sources of revenue and is allocated over a much longer period, limiting its stimulative effect. Additionally, while other countries haven't matched the U.S. fiscal stimulus, the global trend is clearly towards less, not more, stimulus in the years ahead. Monetary policy is primed to make a directionally similar but far less dramatic move from “extremely accommodative” to merely “quite accommodative” after central banks helped stabilize financial markets and created the loosest financial conditions in modern economic history. The winding down of quantitative easing and an eventual – though not imminent – rise in global policy rates should help allay inflation fears, which already appear to be declining. Breakevens in the U.S. TIPS market, for instance, remain remarkably stable and below their spring peaks, while incoming inflation data shows a clear deceleration in the price increases that raised eyebrows in the second quarter. The focus heading into 2022 may be on interest rate hikes and the return of pre-pandemic growth rates or something close to them. That environment could pose challenges to investors expecting the reflation trade to reignite and anything but U.S. large-cap growth stocks to outperform. But suppose we do see another rotation into cyclicals. In that case, it will benefit areas of the market that have fallen to unusually inexpensive levels relative to the broader market, such as small-cap stocks and emerging market equities and credit. Real Estate Market Conditions and Outlook The strong U.S. economic recovery is benefiting real estate prices overall. The COVID-19 vaccine has been widely administered, and pandemic-related restrictions have largely been removed, though some remain in place to control the spread of the Delta variant of COVID-19. The U.S. real estate

TIAA Retirement Annuity Accounts TIAA Real Estate Account Real Estate As of 9/30/2021 Continued on next page… recovery, is generally tracking with the broader economic recovery; however, we expect certain regions, cities, and property types to continue to outperform and others to continue to underperform. U.S. commercial real estate should benefit from a low-interest-rate environment, attracting more investors to the space as they seek higher-yielding alternatives relative to fixed- income assets. The pandemic severely impacted real estate property types that depend on social interactions such as retail and lodging. While the retail sector has continued to underperform, the lodging sector has recovered quickly, with prices exceeding pre-pandemic levels in particular sectors. Simultaneously, the pandemic has accelerated online shopping, the movement to the suburbs and Sunbelt cities, and the shift to the digital economy. As a result, warehouse, single-family rentals, and data center values have risen since the onset of the pandemic and have continued to outperform during recent quarters. Additionally, health care and medical research spending is increasing, which has benefitted the life science and medical office sectors. According to Real Capital Analytics, U.S. real estate transaction volumes are up 75% year-to-date as of September 2021 relative to year-to-date September 2020. During this period, apartments and industrial captured approximately 59% of total U.S. transaction volumes, illustrating the strong investor interest in these two property types. The Account experienced materially positive appreciation within the warehouse, apartment, and alternative real estate sectors during the third quarter of 2021, driving a net participant return of 4.79%. Attractive supply and demand fundamentals, favorable borrowing costs, and heightened investor appetite for the industrial and apartment sectors, in particular, have largely contributed to property appreciation in the third quarter. The Account’s leverage position as of September 30, 2021, was 16.7%. This low level of leverage and ability to access financing at attractive rates allows the Account to opportunistically deploy capital during periods of market volatility when other funds may focus on shoring up balance sheets. The Account will seek to improve diversification in the coming quarters by selling lower productivity assets and acquiring assets with higher growth potential and economic resiliency. Important Information 5 The commercial real property holdings listed are subject to change and may not be representative of the Account’s current or future investments. The property holdings listed are part of the Account’s long-term investments and exclude liquid, fixed-income investments and other securities held by the Account. The property holdings do not include the Account’s entire investment portfolio and should not be considered a recommendation to buy, sell or hold a particular security or other investment. 6Real estate fair value is presented gross of debt. Investments in joint ventures are presented at the Account's ownership interest. Simpson Housing Portfolio is held in a joint venture with Simpson Housing LP, in which the Account holds an 80% interest, and is presented gross of debt. As of September 30, 2021, the debt had a fair value of $392.7 million. Fashion Show is held in a joint venture with General Growth Properties, in which the Account holds 50% interest, and is presented gross of debt. As of September 30, 2021, the debt had a fair value of $420.5 million. 1001 Pennsylvania Avenue is presented gross of debt. As of September 30, 2021, the debt had a fair value of $309.3 million. The Florida Mall is held in a joint venture with Simon Property Group, LP, in which the Account holds a 50% interest, and is presented gross of debt. As of September 30, 2021, the debt had a fair value of $149.2 million. Colorado Center is held in a joint venture with EOP Operating LP, in which the Account holds a 50% interest, and is presented gross of debt. As of September 30, 2021, the debt had a fair value of $276.0 million. 99 High Street is presented gross of debt. As of September 30, 2021, the debt had a fair value of $284.1 million. 701 Brickell Avenue is presented gross of debt. As of September 30, 2021, the debt had a fair value of $184.9 million. Four Oaks Place is held in a joint venture with Allianz US Private REIT LP, in which the Account holds a 51% interest, and is presented gross of debt. As of September 30, 2021, the debt had a fair value of $81.3 million. Real estate investment portfolio turnover rate for the Account was 7.1% for the year ended 12/31/2020. Real estate investment portfolio turnover rate is calculated by dividing the lesser of purchases or sales of real estate property investments (including contributions to, or return of capital distributions received from, existing joint venture and limited partnership investments) by the average value of the portfolio of real estate investments held during the period. Marketable securities portfolio turnover rate for the Account was 113.4% for the year ended 12/31/2020. Marketable securities portfolio turnover rate is calculated by dividing the lesser of purchases or sales of securities, excluding securities having maturity dates at acquisition of one year or less, by the average value of the portfolio securities held during the period. Teachers Insurance and Annuity Association of America (TIAA), New York, NY, issues annuity contracts and certificates. This material is for informational or educational purposes only and does not constitute investment advice under ERISA, a securities recommendation under federal securities laws, or an insurance product recommendation under state insurance laws or regulations. This material is intended to provide you with

TIAA Retirement Annuity Accounts TIAA Real Estate Account Real Estate As of 9/30/2021 Continued on next page… information to help you make informed decisions. You should not view or construe the availability of this information as a suggestion that you take or refrain from taking a particular course of action, as the advice of an impartial fiduciary, as an offer to sell or a solicitation to buy or hold any securities, as a recommendation of any securities transactions or investment strategy involving securities (including account recommendations), a recommendation to rollover or transfer assets to TIAA or a recommendation to purchase an insurance product. In making this information available to you, TIAA assumes that you are capable of evaluating the information and exercising independent judgment. As such, you should consider your other assets, income and investments and you should not rely on the information as the primary basis for making investment or insurance product purchase or contribution decisions. The information that you may derive from this material is for illustrative purposes only and is not individualized or based on your particular needs. This material does not take into account your specific objectives or circumstances, or suggest any specific course of action. Investment, insurance product purchase or contribution decisions should be made based on your own objectives and circumstances. The purpose of this material is not to predict future returns, but to be used as education only. Contact your tax advisor regarding the tax implications. You should read all associated disclosures. TIAA-CREF Individual & Institutional Services, LLC, Member FINRA and SIPC, distributes securities products. Investment, insurance and annuity products are not FDIC insured, are not bank guaranteed, are not deposits, are not insured by any federal government agency, are not a condition to any banking service or activity and may lose value. THIS MATERIAL MUST BE PRECEDED OR ACCOMPANIED BY A CURRENT PROSPECTUS FOR THE TIAA REAL ESTATE ACCOUNT. PLEASE CAREFULLY CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES, AND EXPENSES BEFORE INVESTING AND CAREFULLY READ THE PROSPECTUS. ADDITIONAL COPIES OF THE PROSPECTUS CAN BE OBTAINED BY CALLING 877-518-9161. A Note About Risks In general, the value of the TIAA Real Estate Account will fluctuate based on the underlying value of the direct real estate or real estate-related securities in which it invests. The risks associated with investing in the Real Estate Account include the risks associated with real estate ownership including among other things fluctuations in property values, higher expenses or lower income than expected, risks associated with borrowing and potential environmental problems and liability, as well as risks associated with participant flows and conflicts of interest. For a more complete discussion of these and other risks, please consult the prospectus. ©2021 Teachers Insurance and Annuity Association of America-College Retirement Equities Fund, 730 Third Avenue, New York, NY 10017 1834531